UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 06, 2023

Tracon Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36818	34-2037594
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 La Jolla Village Drive, Suite 800
San Diego, California		92122
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 550-0780

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TCON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on June 8, 2023, TRACON Pharmaceuticals, Inc. (the “Company”) received notices (the “Notices”) from Listing Qualifications staff of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that (i) for 30 consecutive business days preceding the date of the Notices, the market value of the Company’s common stock was less than $35.0 million, which does not meet the requirement for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(2) (the “Market Value Rule”) and the Company did not meet any of the alternative continued listing requirements set forth in Nasdaq Listing Rule 5550(b) (the “Financial and Liquidity Standards”), and (ii) for 30 consecutive business days preceding the date of the Notices, the closing bid price of the Company’s common stock was below $1.00 per share, which is the minimum required closing bid price for continued listing on the Nasdaq Capital Market pursuant to Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). The Company was provided 180 calendar days, or until December 5, 2023, to regain compliance with one of the Financial and Liquidity Standards and the Minimum Bid Price Requirement.

On December 6, 2023, the Company received written notice (the “Delisting Notice”) from Nasdaq notifying the Company that the Company has not regained compliance with the Market Value Rule (and the Company does not satisfy any of the other Financial and Liquidity Standards) or the Minimum Bid Price Requirement. Consequently, Nasdaq has determined that the Company’s common stock will be scheduled for delisting and will be suspended at the opening of business on December 15, 2023 unless the Company requests an appeal of this determination on or before December 13, 2023. The Company intends to request an appeal of this determination prior to the December 13th deadline. The request for an appeal will stay the suspension and delisting of the Company’s common stock pending the decision of a Hearings Panel. Pursuant to published Nasdaq guidance, the appeal hearing is typically scheduled 30 to 45 days following a company’s request for a hearing, and the Hearings Panel typically issues a decision within 30 days of the hearing.

There can be no assurance that the Company’s appeal of the delisting determination will be successful or that the Company will be successful in maintaining the listing of its common stock on the Nasdaq Capital Market.

Forward-Looking Statement

Statements contained in this current report regarding matters that may occur in the future are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding the appeal of the delisting determination, the timing of the appeal hearing, and the timing of the decision of the Hearings Panel. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied by such forward-looking statements. In particular, the appeal hearing may be scheduled, and the Hearings Panel may issue a decision, more quickly than expected based on the typical time periods in published Nasdaq guidance, which shorter timeline(s) may be unfavorable for the Company and the continued listing of the Company’s common stock. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to update any forward-looking statement in this report, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRACON Pharmaceuticals, Inc.

Date:	December 8, 2023	By:	/s/ Charles P. Theuer, M.D., Ph.D.
Charles P. Theuer, M.D., Ph.D. President and Chief Executive Officer